                                                                    EXHIBIT 99.4


             [ON PS GROUP HOLDINGS, INC. NEWS RELEASE LETTERHEAD]

                   STOCKHOLDERS OF PS GROUP HOLDINGS APPROVE
                  REPEAL OF CLASSIFIED BOARD, EFFECTIVE 1998



     SAN DIEGO, CA, May 30, 1997 -- PS Group Holdings, Inc. (PSG) announced that its stockholders approved the repeal of the Company's classified Board at today's Annual Meeting. Accordingly, the entire Board will be required to stand for re-election annually starting with the 1998 Annual Meeting.

     The Company also stated that the three nominees who stood for re-election to terms expiring in the year 2000 were re-elected at today's Annual Meeting. The three nominees (J.P. Guerin, Christopher H.B. Mills and Joseph S. Pirinea) were already serving as members of the Board. The re-elected directors, as well as all the Company's other directors, have committed to resign immediately before the vote on the election of directors is taken at the 1998 Annual Meeting so that all directors nominated by the Board will stand for re-election in 1998 even if their classified terms were otherwise scheduled to expire in a later year.

                                      ###



      CONTACT:  LAWRENCE A. GUSKE, PS GROUP HOLDINGS, INC., (619)642-2982